UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2022

Sunlight Financial Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39739	85-2599566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Tryon Street, Suite 1000, Charlotte, NC 28246
(Address of principal executive offices, including zip code)

(888) 315-0822
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A Common Stock, par value $0.0001 per share	SUNL	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SUNL.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company		☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with
any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 2.02.    Results of Operations and Financial Condition.

On March 29, 2022, Sunlight Financial Holdings Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2021. In the press release, the Company also announced that it would be holding a conference call on March 29, 2022 to discuss its financial results for the fourth quarter and fiscal year ended December 31, 2021. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On March 29, 2022, Barry Edinburg, Chief Financial Officer, announced his retirement from the Company, effective as of March 31, 2022. On March 29, 2022, the Company announced that Rodney Yoder has been appointed Chief Financial Officer of the Company to succeed Mr. Edinburg, effective April 1, 2022. Mr. Edinburg will continue in his current position as Chief Financial Officer through March 31, 2022 (the “Transition Date”), after which time he will serve as an Advisor to the Company pursuant to the terms of the Advisory Services Agreement as described below.

Barry Edinburg Advisory Services Agreement

The Company and Mr. Edinburg entered into an advisory services agreement, effective as of March 31, 2022, memorializing the terms of his transition (the “Advisory Services Agreement”). The initial term of the Advisory Services Agreement will run for six months after the Transition Date (the “Initial Term”) and may be extended upon the mutual agreement of the parties for up to six successive monthly terms (each such extended period, a “Renewal Term” and together with the Initial Term, the “Agreement Term”). While employed with the Company as an Advisor following the Transition Date, Mr. Edinburg will report to the Chief Executive Officer and is expected to perform certain advisory services and dedicate a certain amount of time to Sunlight during the Agreement Term, each as further described in the Advisory Services Agreement.

In consideration for his services as an Advisor to the Company, and in exchange for the execution of a full release of the Company of claims in connection with his departure to be executed at the end of the Agreement Term, Mr. Edinburg will be eligible to receive continued monthly vesting and distribution through the Agreement Term of Mr. Edinburg's share of the escrow established at the closing of the Company’s July 9, 2021 merger (the “Consideration”). If terminated by the Company without cause within six months following the effective date of the Advisory Services Agreement, the Company will continue to provide the Consideration to Mr. Edinburg as if he had remained employed through and including the date that is six months following the Transition Date. The Advisory Services Agreement also provides that Mr. Edinburg has agreed to forfeit any and all claim to future vesting of any equity grants he has received from the Company, under the Sunlight Financial Holdings Inc. 2021 Equity Incentive Plan or otherwise.

In consideration of the foregoing, Mr. Edinburg’s non-compete and non-solicitation obligations under the Sunlight Financial Holdings Inc. Inventions Assignment, Non-Competition, Non-Solicitation and Confidentiality Agreement between the Company and Mr. Edinburg shall remain in full force and effect throughout the Agreement Term as if the final day of the Agreement Term were the final date of Mr. Edinburg’s employment with the Company for purposes of interpreting Mr. Edinburg’s obligations thereunder.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the Advisory Services Agreement, and is subject to and qualified in its entirety by reference to the complete text of the Advisory Services Agreement, a copy of which is filed as Exhibit 10.3 attached hereto, and the terms of which are incorporated by reference herein.

Rodney Yoder Appointment and Employment Agreement

Mr. Yoder, age 54, will join the Company as Chief Financial Officer effective as of April 1, 2022, bringing with him over 25 years of experience in financial planning, treasury, and consumer credit. Prior to joining the Company, for the past 12 years Mr. Yoder worked in various roles at Barclaycard, most recently as Director of Financial Analysis and Strategy, where he developed expertise in global payments, private banking, and credit, while managing forecasting, risk management, and innovation strategies. Mr. Yoder also served as Treasurer of Swift Financial from 2007 until 2010. Mr. Yoder started his career at MBNA America, which was acquired by Bank of America, where he spent 16 years in a variety of roles, including treasury and financial planning for consumer credit cards, and served as CFO for Merchant Acquiring, overseeing merchant services, practice solutions, and card operations. Mr. Yoder holds a B.S. and an MBA from the Alfred Lerner College of Business & Economics from the University of Delaware.

The Company is not aware of any family relationships between Mr. Yoder and any of the Company’s directors or executive officers, and there is no arrangement or understanding between Mr. Yoder or any other person and the Company or any of its subsidiaries pursuant to which he was appointed as an officer of the Company. The Company is not aware of any transactions between Mr. Yoder or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with Mr. Yoder’s employment, the Company entered into an employment agreement with Mr. Yoder for an indefinite term beginning on April 1, 2022 (the “Employment Agreement”). The Employment Agreement may be terminated at any time in accordance with its terms. Upon any termination of employment by Mr. Yoder or the Company, Mr. Yoder will be subject to a non-competition covenant that covers a period of 12 months after the date of termination and a non-solicitation covenant that covers a period of 12 months after the date of termination.

The base salary set forth in the Employment Agreement is $325,000, with a target bonus of 77%, which will be reviewed and are subject to adjustment, at least annually, by the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”). Mr. Yoder will be eligible to receive annual equity awards from time to time in the sole discretion of the Compensation Committee, and will be eligible to receive benefits that are substantially similar to those of other executives of the Company of like status.

Pursuant to the Employment Agreement, upon termination of Mr. Yoder’s employment by the Company for Cause, or by Mr. Yoder without Good Reason (each as defined in the Employment Agreement), Mr. Yoder will receive (i) any accrued and unpaid base salary through the date of termination, (ii) payment for any previously unreimbursed business expenses, (iii) vested amounts under the Employment Agreement and any other agreement with the Company, (iv) except in the case of a termination for Cause, an annual bonus for any completed fiscal year to the extent then unpaid, and (v) rights to elect continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") (collectively, such (i), (ii) and (v) being the “Accrued Rights”).

In the event of termination of Mr. Yoder’s employment without Cause or upon his resignation for Good Reason outside of any 24-month period immediately following a Change in Control (as defined in the Employment Agreement) and the 12-month period immediately preceding a Change in Control, Mr. Yoder will receive (i) the Accrued Rights, (ii) an amount equal to 1.5 times Mr. Yoder’s base salary, (iii) an amount equal to 1.5 times Mr. Yoder’s annual target bonus and (iv) an amount equal to the monthly premium payment for Mr. Yoder’s COBRA benefits for the 18-month period following the date of termination (the “COBRA Benefits”). The cash-based portion of such benefits (other than the Accrued Rights) will be paid in equal monthly installments over an 18-month period. As a condition to the receipt of such benefits, Mr. Yoder must timely execute and not revoke a release of claims.

For any termination of Mr. Yoder’s employment that occurs within a 24-month period immediately following a Change in Control and the 12-month period immediately preceding a Change in Control of the Company, Mr. Yoder will be eligible to receive (i) the Accrued Rights, (ii) an amount equal to 2.0 times Mr. Yoder’s base salary, (iii) an amount equal to 2.0 times Mr. Yoder’s annual target bonus (paid with respect to the calendar year immediately preceding the calendar year within which Mr. Yoder was terminated, or if such bonus has not yet been paid as of such termination, the target annual bonus for such preceding calendar year), (iv) full and immediate vesting of all outstanding equity awards, equity-based awards and other long-term incentives (with performance-based awards to vest at the greater of target or actual performance); (v) a 30-month post-termination exercise period with respect to vested stock options and stock appreciation rights (or, if shorter, the remainder of the full term), and (vi) the COBRA Benefits. The cash-based portion of such benefits (other than the Accrued Rights) will be paid in the form of a lump sum payment or in installments as provided in the Employment Agreement. As a condition to the receipt of such benefits, Mr. Yoder must timely execute and not revoke a release of claims.

In addition, upon a termination of Mr. Yoder’s employment due to death or disability, Mr. Yoder would be entitled to (i) the Accrued Rights, (ii) a pro-rated target annual bonus, payable in a lump sum; (iii) the COBRA Benefits; and (iv) a 30-month post-termination exercise period with respect to vested stock options and stock appreciation rights (or, if shorter, the remainder of the full term).

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the Employment Agreement, and is subject to and qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed as Exhibit 10.4 attached hereto, and the terms of which are incorporated by reference herein.

Form of Restricted Stock Unit Award Agreement and Form of Stand-Alone Long-Term Cash Award Agreement

On March 29, 2022, the Board approved, subsequent to the recommendation and approval of the Compensation Committee (i) a form of Executive Restricted Stock Unit Award Agreement (the “RSU Award Agreement”) for use under the Sunlight Financial Holdings Inc. 2021 Equity Incentive Plan (the “Plan”), and (ii) a form of Stand-Alone Long-Term Cash Award Agreement (the “Cash Award Agreement”), in each case for awards to the Company’s named executive officers and other senior employees as determined in the Compensation Committee’s discretion.

Awards of restricted stock units (“RSUs”) under the RSU Award Agreements will be granted in installments as set forth on the applicable Notice of Restricted Stock Unit Award attached to each RSU Award Agreement. Such RSU awards will vest in increments of 25% annually over four years, beginning on the first anniversary of the vesting commencement date, assuming continuous service with the Company as an employee or a consultant through such vesting dates, provided that any ungranted portion will be granted upon a Change in Control of the Company, and vesting will accelerate in the event of termination without Cause or by the recipient for Good Reason within 12 months prior to or 24 months following a Change in Control of the Company (each capitalized term as defined in the Plan). The number of granted RSUs will equal the number of whole units resulting from dividing the dollar amount set forth in the recipient’s RSU Award Agreement by the preceding 90-day average closing price of the Company’s common stock as of the respective grant dates. RSUs awarded under the RSU Award Agreements will be subject to a risk of forfeiture until such time as the RSUs vest in accordance with the vesting schedule, and such awards will be settled following vesting by delivery to the recipient of the number of shares of Class A common stock of the Company (“Common Stock”) subject to the RSUs that vested and are being settled. The recipient will be entitled to any dividend equivalents with respect to RSUs to reflect any dividends payable on underlying shares of Common Stock.

On March 29, 2022, the Board approved, subsequent to the recommendation and approval of the Compensation Committee, grants of RSUs under the RSU Award Agreements for the Company’s named executive officers, the cash value of such RSUs being as follows: Matthew Potere, Chief Executive Officer ($1,890,000); Rodney Yoder, Chief Financial Officer ($1,000,000); and Timothy Parsons, Chief Operating Officer ($381,000). Such RSUs will be granted in three approximately equal installments on June 30, 2022, September 30, 2022 and December 31, 2022 and vest in increments of 25% over four years on February 18, 2023, February 18, 2024, February 18, 2025 and February 18, 2026, respectively.

Cash awards under the Cash Award Agreements will vest in increments of 25% annually over four years, beginning on the first anniversary of the vesting commencement date, assuming continuous service with the Company as an employee or a consultant through such vesting dates; provided that vesting will accelerate in the event of termination without Cause or by the recipient for Good Reason within 12 months prior to or 24 months following a Change in Control of the Company (each capitalized term as defined in the applicable recipient’s employment agreement with the Company).

On March 29, 2022, the Board approved, subsequent to the recommendation and approval of the Compensation Committee, cash awards under the Cash Award Agreements for the Company’s named executive officers, as follows: Mr. Potere, Chief Executive Officer ($2,310,000); and Mr. Parsons, Chief Operating Officer ($466,000). Such cash awards will vest in increments of 25% over four years on February 18, 2023, February 18, 2024, February 18, 2025 and February 18, 2026, respectively.

The foregoing descriptions in this Item 5.02 are qualified in their entirety by reference to the full text of the forms of RSU Award Agreement and Cash Award Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, attached hereto, and the terms of which are incorporated by reference herein.

Lead Independent Director

On July 9, 2021, the Board appointed Mr. Kenneth Shea to serve as the lead independent director of the Board. In connection with his service as lead independent director, on March 29, 2022, the Board approved, subsequent to the recommendation and approval of the Compensation Committee, an annual lead independent director’s fee of $25,000. For the 2021 fiscal year, such fee will be pro-rated from the date of his appointment until the end of such fiscal year and paid retroactively.

Director Fee Agreement

On March 29, 2022, the Board approved, subsequent to the recommendation and approval of the Compensation Committee, the forms of Director Fee Agreement (the “Director Fee Agreement”) to be entered into by and among the Company and each of (i) Mr. Emil W. Henry, Jr. and Tiger Infrastructure Partners LP (“Tiger”), on the one hand, and (ii) Brad Bernstein and FTV Management Company, L.P. (“FTV”), on the other hand.

The Director Fee Agreements provides for compensation to Tiger, for Mr. Henry’s service on the Board, and to FTV, for Mr. Bernstein’s service on the Board. Such payments thereunder are comprised of an amount equal to the sum of (a) the cash portion of the director fees and (b) a cash payment equal to the fair market value of the equity award on the applicable vesting date, that in each case is otherwise payable to the members of the Board for their participation on the Board for the covered year, or as otherwise provided in the then current outside director compensation policy as approved by the Compensation Committee.

The foregoing descriptions in this Item 5.02 are qualified in their entirety by reference to the full text of the Director Fee Agreements, which are filed as Exhibits 10.5 and 10.6 attached hereto, and the terms of which are incorporated by reference herein.

Item 7.01    Regulation FD Disclosure.

On March 29, 2022, the Company issued a press release announcing the departure of Mr. Edinburg, and the appointment of Mr. Yoder, as the Company’s Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.2 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1†	Form of Restricted Stock Unit Award Agreement under the Sunlight Financial Holdings Inc. 2021 Equity Incentive Plan.
10.2†	Form of Stand-Along Long Term Cash Award Agreement
10.3†	Advisory Services Agreement, effective as of March 31, 2022, by and between Barry Edinburg and Sunlight Financial Holdings Inc. and each of its subsidiaries.
10.4†	Employment Agreement, effective as of April 1, 2022, by and among Rodney Yoder, Sunlight Financial Holdings Inc. and Sunlight Financial LLC.
10.5†	Director Fee Agreement, effective as of March 29, 2022, by and among Sunlight Financial Holdings Inc., Tiger Infrastructure Partners LP and Emil W. Henry, Jr.
10.6†	Director Fee Agreement, effective as of March 29, 2022, by and among Sunlight Financial Holdings Inc., FTV Management Company, L.P. and Brad Bernstein.
99.1	Press Release entitled “Sunlight Financial Reports Fourth Quarter and Full-Year 2021 Results” issued by Sunlight Financial Holdings Inc. dated March 29, 2022.
99.2	Press Release entitled “Sunlight Financial Announces New Chief Financial Officer” issued by Sunlight Financial Holdings Inc. dated March 29, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†    Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLIGHT FINANCIAL HOLDINGS INC.

By:	/s/ Matthew Potere
Matthew Potere
Chief Executive Officer
(Principal Executive Officer)
Date: March 29, 2022